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EXHIBIT 4.3

           Amended and Restated Bylaws of First Security Bancorp, Inc.


                           AMENDED AND RESTATED BYLAWS

                                       OF

                          FIRST SECURITY BANCORP, INC.


                                    ARTICLE I
                                     Offices


1.1 PRINCIPAL OFFICE. The principal office of the Corporation in the Commonwealth of Kentucky shall be located at 318 East Main Street, Lexington, Kentucky 40507. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

1.2 REGISTERED OFFICE. The registered office of the Corporation may be, but need not be, identical with its principal office in the Commonwealth of Kentucky. The address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  Shareholders


2.1 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the third Tuesday in May at such time and place as the Corporation's Board of Directors may designate, with the first annual meeting to be held in the year 2001. The purpose of such meetings shall be the election of directors and such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Corporation's Board of Directors, or by any 5 or more shareholders holding in the aggregate not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at such meeting, who have demanded such special meeting in writing delivered to the Corporation's Secretary.

2.3 PLACE OF SPECIAL MEETINGS. The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may include a designation of any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting. If no designation is properly made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the Corporation in the Commonwealth of Kentucky.

2.4 NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written or printed notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not fewer than ten (l0) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.


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2.5 MEETINGS BY CONSENT OF ALL SHAREHOLDERS.  If all the shareholders shall meet at any time and place, either within or without the Commonwealth of Kentucky, and no shareholder objects at such meeting to holding the meeting or transacting business therein, such meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.

2.6 WAIVER AND CONSENT TO MEETINGS OF LESS THAN ALL SHAREHOLDERS. If a shareholder meeting shall occur without all shareholders in attendance, a prior or subsequent written waiver of notice or consent to the holding of such meeting by the absent shareholders shall be equivalent to the call and giving of any requisite notice, and such meeting shall be valid without call or notice, and corporate action may be taken at such meeting.

2.7 CLOSING TRANSFER BOOKS AND FIXING OF A RECORD DATE. The Board of Directors of the Corporation may close its stock transfer books as of a date (and continuing for a period) not exceeding seventy (70) days immediately prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, and such date of the closing of the stock transfer books of the Corporation shall be the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise any rights in respect of any exchange or reclassification of shares; and the shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the day before the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a determination of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

2.8 VOTING RECORD. The officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order by voting group, with the address of, and the number of shares held by, each shareholder. Such list shall be produced and be available for inspection at the Corporation's principal office beginning five (5) business days before the meeting for which the list was prepared. Such list shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole course of the meeting.

2.9 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote on a particular matter, or a majority of the shares entitled to vote as a separate voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these Bylaws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy, unless coupled with an interest and expressly made irrevocable, may be revoked in writing at any time. The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.

2.11 VOTING OF SHARES. Subject to the provisions of Section 2.13 hereof, each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting rights, if any, of classes of shares other than voting common stock shall be as set forth in the Corporation's Articles of Incorporation or by appropriate legal action of the Board of Directors.


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2.12 VOTING OF SHARES BY CERTAIN HOLDERS.

     (a) Shares standing in the name of another corporation may be voted by that corporation's president or by proxy appointed by him or her or by such other officer, agent or proxy as the by-laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     (d) Where shares are held jointly by two or more co-owners or fiduciaries, if only one such fiduciary votes, his or her act shall be presumed by the Corporation to be the vote of such co-owners or fiduciaries, if such fiduciary appears to be voting on behalf of all the co-owners or fiduciaries. Where shares are held jointly by three (3) or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

     (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     (f) The Secretary of the Corporation may demand written proof that the person asserting the right to vote shares pursuant to this Section 2.12 holds the position he claims to hold and has been properly authorized to vote the shares he represents. Such proof, if demanded, shall be presented prior to the voting of such shares by such person.

2.13 CUMULATIVE VOTING. At each election for directors, each shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he or she shall be entitled to vote under the Corporation's Articles of Incorporation, multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. Directors shall not be elected in any other manner.

2.14 ACTION BY WRITTEN CONSENT. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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                                   ARTICLE III
                                    Directors


3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.


3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than five (5) nor more than twenty-five (25) (with such number to be twenty-one (21) until altered by a resolution of the Board of Directors or the shareholders) and may be increased or decreased by either a resolution of (i) the Board of Directors, or (ii) the shareholders, provided, that any increase or decrease of the number of directors greater than thirty percent (30%) of the number of directors last approved by the shareholders shall require shareholder approval and provided further that no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be divided into three classes with each class being as nearly equal in number as possible. The term of office of the first class of directors shall be one (1) year and shall expire at the first annual meeting of the shareholders of the Corporation (or until their successors are elected and qualified); the term of the second class of directors shall be two (2) years and shall expire at the second annual meeting of shareholders of the Corporation (or until their successors are elected and qualified); and the term of the third class of directors shall be three (3) years and shall expire at the third annual meeting of the shareholders of the Corporation (or until their successors are elected and qualified). The directors need not be residents of the Commonwealth of Kentucky, nor need they hold any shares of the capital stock of the Corporation. The Board of Directors shall have authority to amend the Bylaws to prescribe other qualifications for directors.

3.3 REMOVAL AND RESIGNATIONS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed with cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. No one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the Corporation's Board of Directors (or its Chairman), President or Secretary, and unless otherwise specified therein, such resignation shall be effective upon the delivery of such notice.

3.4 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

3.6  MANNER  OF  CONDUCTING  BOARD  MEETINGS.  The  Board  of  Directors  of the
Corporation may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

3.7 NOTICE. Notice of the date, time and place of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram. Any director may waive notice of any meeting. The attendance of a director at, or participation in, any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting (at the beginning of the meeting) to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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3.8 QUORUM.  A majority of the number of directors  fixed by, or  determined  in
accordance  with,   Section  3.2  hereof  shall  constitute  a  quorum  for  the transaction of business at any meeting of the Board of Directors.

3.9 VOTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

3.10 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacancy was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

3.11 COMPENSATION. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, a stated stipend as director or a fixed sum for attendance at each meeting of the Board of Directors, or both, and any other benefits as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

3.12 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

3.13 CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him or her by the Board of Directors.

                                   ARTICLE IV
                                    Officers


4.1 OFFICERS. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first and, thereafter at each, annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3 REMOVAL AND RESIGNATIONS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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4.4 VACANCIES. A vacancy in any office because of death,  resignation,  removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.5  PRESIDENT.  The  President  shall be the  chief  executive  officer  of the
Corporation. If no chairman has been appointed or, in the absence of the chairman (and vice-chairman if one has been appointed), he shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting, shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, might have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

4.6 VICE PRESIDENT. In the absence of the President, or in the event of his inability or refusal to act, a Vice-President shall perform the duties of the President and when so acting, shall have all powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation whose issuance has been authorized by the Board of Directors. A Vice-President shall also perform such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

4.7 TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of ARTICLE V of these Bylaws; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.8 SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the Post Office address of each shareholder; (e) sign with the President or Vice-President certificates for shares of stock of the Corporation;
(f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

4.9 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

     (a) The Assistant Treasurer, if that office be created and filled, shall, if required by the Board of Directors, give bond for the faithful discharge of his duty in such sum and with such surety as the Board of Directors shall determine.

     (b) The Assistant Secretary, if that office be created and filled, and if authorized by the Board of Directors, may sign, with the President or Vice-President, certificates for shares of the Corporation.

     (c) The Assistant Treasurers and Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

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4.10 COMPENSATION.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V
                      Contracts, Loans, Checks and Deposits


5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

5.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may select.

                                   ARTICLE VI
                   Certificates for Shares and Their Transfer


6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the Commonwealth of Kentucky. Such certificates shall be signed (either manually or in facsimile) by the President or a Vice-President and by the Secretary or an assistant secretary, and may bear the seal of the Corporation, or a facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                   ARTICLE VII
                                   Committees


The board of directors shall have authority to, by resolution adopted by a majority of all directors then in office, create and form from among its members, from time to time, such committees (consisting of at least one director) as the board may consider necessary or convenient for the conduct of its business. Any such committee shall have the full power and authority as the board of directors may, from time to time, legally establish for it, provided that no committee shall authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the board of directors; approve or propose to shareholders action that the Kentucky Business Corporation Act requires be approved by shareholders; fill vacancies on the board of directors or on any committee of the board of directors (other than the appointment of an alternative committee member to act in place of an absent or disqualified committee member to the extent permitted by the Kentucky Business Corporation Act); or adopt, amend or repeal the Bylaws. The rules and procedures governing the conduct of any such committee shall be the same as the standards established in this Article III for such matters with respect to the entire board of directors.

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                                  ARTICLE VIII
                                 Indemnification


8.1 Definitions. As used in this Article VIII:

     (a) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal;

     (b) "Party" includes a person who was, is or is threatened to be made a named defendant or respondent in a Proceeding;

     (c) "Expenses" include attorneys' fees;

     (d) "Officer" means any person serving as Chairman of the Board of Directors, President, Vice-President, Treasurer, Secretary or any other officer of the Corporation; and

     (e) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limit ed liability company, registered limited liability partnership, joint venture, association, trust, employee benefit plan or other entity. A Director shall be considered serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

8.2 Indemnification by Corporation.

     (a) The Corporation shall indemnify any Officer or Director who is made a Party to any Proceeding by reason of the fact that such person is or was an Officer or Director if:

          (1) Such Officer or Director conducted himself in good faith; and

          (2) Such Officer or Director reasonably believed:

               (i) In the case of conduct in his official capacity with the Corporation, that his conduct was in the best interests of the Corporation; and

               (ii) In all other cases, that his conduct was at least not opposed to the best interests of the Corporation; and

          (3) In the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A Director's conduct with respect to an employee benefit plan for a purpose he reasonably believes to be in the interest of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of
Section 8.2 (a)(2)(ii) of these Bylaws.

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


     (c) Indemnification shall be made against judgments, penalties, fines, settlements and reasonable Expenses, including legal Expenses, actually incurred by such Officer or Director in connection with the Proceeding, except (1) if the Proceeding was by or in the right of the Corporation, indemnification shall be made only against such reasonable Expenses and shall not be made in respect of any Proceeding in which the Officer or Director shall have been adjudged to be liable to the Corporation, and (2)if the Proceeding charged improper personal benefit to the Officer or Director and the Officer or Director was adjudged liable on the basis that improper personal benefit was improperly received by him, indemnification shall not be made. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, by itself, be determinative that the Officer or Director did not meet the requisite standard of conduct set forth in this Section 8.2.

     (d) (1) Reasonable Expenses incurred by an Officer or Director as a Party to a Proceeding with respect to which indemnity is to be provided under this
Section 8.2 shall be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding provided:

               (i) The Corporation receives (I) a written affirmation by the Officer or Director of his good faith belief that he has met the requisite standard of conduct set forth in this Section 8.2, and (II) the Corporation receives a written undertaking by or on behalf of the Officer or Director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct; and

               (ii) The Corporation's Board of Directors (or other appropriate decision maker for the Corporation) determines that the facts then known to the Board of Directors (or decision maker) would not preclude indemnification under Kentucky law.

          (2) The undertaking required herein shall be an unlimited general obligation of the Officer or Director but shall not require any security and shall be accepted without reference to the financial ability of the Officer or Director to make repayment.

          (3) Determinations and authorizations of payments under this Section 8.2(d) shall be made in the manner specified in Section 8.2(e) of these Bylaws.

     (e) (1) The Corporation shall not indemnify an Officer or Director under this Section 8.2 unless authorized in the specific case after a determination has been made that indemnification of the Officer or Director is permissible in the circumstances because he has met the standard of conduct set forth in this Section 8.2.

          (2) Such determination shall be made:

               (i) By the Corporation's Board of Directors by majority vote of a quorum consisting of directors not at the time Parties to the Proceeding;

               (ii) If a quorum cannot be obtained under Section 8.2(e)(2)(i) of these Bylaws, by majority vote of a committee duly designated by the Corporation's Board of Directors (in which designation directors who are Parties may participate), consisting solely of two (2) or more directors not at the time Parties to the Proceeding; or

               (iii) By special legal counsel:

                    [1] Selected by the Corporation's  Board of Directors or its
               committee in the manner  prescribed in Sections  8.2(e)(2)(i) and
               (ii) of these Bylaws; or


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


                    [2] If a quorum of the Board of Directors cannot be obtained under Section 8.2(e)(2)(i) of these Bylaws and a committee cannot be designated under Section 8.2(e)(2)(ii) of these Bylaws, selected by a majority vote of the full Board of Directors (in which selection directors who are Parties may participate); or

                    [3] By the  shareholders,  provided  that shares owned by or voted under the control of Directors who are at the time Parties to the Proceeding shall not be voted on the determination.

          (3) Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under Section 8.2(e)(2)(iii) of these Bylaws to select counsel.

8.3 FURTHER  INDEMNIFICATION.  Notwithstanding any limitation imposed by Section
8.2 of these Bylaws or elsewhere and in addition to the indemnification set forth in Section 8.2 of these Bylaws, the Corporation, to the full extent permitted by law, may agree by contract or otherwise to indemnify any Officer or Director and hold him harmless against any judgments, penalties, fines, settlements and reasonable Expenses actually incurred or reasonably anticipated in connection with any Proceeding in which any Officer or Director is a Party, provided the Officer or Director was made a Party to such Proceeding by reason of the fact that he is or was an Officer or Director of the Corporation or by reason of any inaction, nondisclosure, action or statement made, taken or omitted by or on behalf of the Officer or Director with respect to the Corporation or by or on behalf of the Officer or Director in his capacity as an Officer or Director.

8.4 INSURANCE. The Corporation may, in the discretion of the Board of Directors, purchase and maintain or cause to be purchased and maintained insurance on behalf of all Officers and Directors against any liability asserted against them or incurred by them in their capacity or arising out of their status as an Officer or Director, to the extent such insurance is reasonably available. Such insurance shall provide such coverage for the Officers and Directors as the Board of Directors may deem appropriate.

                                   ARTICLE IX
                                  Miscellaneous


9.1 AMENDMENTS. The Board of Directors shall have the power and authority to alter, amend or repeal these Bylaws at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Kentucky law to change or repeal these Bylaws.

9.2 FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

9.3 DIVIDENDS. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

9.4 SEAL. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word "SEAL".

9.5 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these Bylaws, or under the provisions of the Corporation's Articles of Incorporation, or under the provisions of the corporation laws of the Commonwealth of Kentucky, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

9.6 CONSTRUCTION. Unless the context specifically requires otherwise, any reference in these Bylaws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.

                                  Page 82 of 96